EXHIBIT 99.1

Anika Reports First Quarter 2023 Financial Results

Positive Start to 2023 Revenue Growth with OA Pain Management Up 8% and Joint Preservation and Restoration Up 11%

BEDFORD, Mass., May 09, 2023 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (NASDAQ: ANIK), a global joint preservation company in early intervention orthopedics, today reported financial results for its first quarter ended March 31, 2023.

First Quarter 2023 Financial Summary

  Revenue in the first quarter of 2023 was $37.9 million, up 3% compared with $36.7 million in the first quarter of 2022.
    Osteoarthritis (OA) Pain Management1 revenue of $22.6 million, up 8%
    Joint Preservation and Restoration revenue of $13.5 million, up 11%
    Non-Orthopedic1 revenue of $1.8 million, down 49%
  Gross margin was 60%, including $1.6 million of non-cash acquisition-related expenses; Adjusted gross margin2 was 64%.
  Net loss was ($10.4) million, or ($0.71) per share, which includes the Parcus Medical unitholder arbitration settlement, as well as shareholder activism and other non-recurring corporate costs, compared to net loss of ($2.9) million, or ($0.20) per share, in the prior year period. Adjusted net loss2 was ($5.3) million, or ($0.36) per share, compared to adjusted net loss2 of ($1.6) million, or ($0.11) per share, in the prior year period.
  Adjusted EBITDA2 was ($1.2) million, compared to adjusted EBITDA2 of $2.6 million in the first quarter of 2022.
  Operating cash outflow was $3.6 million; quarter ending cash balance was $79.7 million with no outstanding debt.

1 Revenue from veterinary products historically reported in OA Pain Management is now reported in the Non-Orthopedic product family to provide investors a more accurate representation of the performance of our business.
2 See description of non-GAAP financial information contained in this release.

“We are off to a positive start to 2023 with solid top line performance in the first quarter,” said Cheryl R. Blanchard, Ph.D., Anika’s President and CEO. “Double digit growth in our Joint Preservation and Restoration product family coupled with solid OA Pain Management growth gives us confidence in our 2023 outlook. We are driving adoption of our X-Twist Fixation System and are on-track for the full market release of our new RevoMotion Reverse Shoulder system in late 2023, as well as the launch of our HA-based, arthroscopic, regenerative rotator cuff patch system in 2024. With our strong balance sheet and growing product portfolio, we are creating meaningful value for our shareholders.”

Recent Business Highlights

  Leadership in OA Pain Management Market
    #1 U.S. market share position for 2022 in OA Pain Management with single-injection Monovisc® and multi-injection Orthovisc®.
  Building a Best-in-Class Portfolio of Joint Preservation and Restoration Solutions
    Continued momentum following full market release of X-Twist™ Fixation System, Anika’s cornerstone suture anchor system, which is uniquely positioned to address the needs of surgeons performing high volume soft tissue repair procedures such as rotator cuff repair and ankle stabilization surgeries.
    RevoMotion™ Reverse Shoulder Arthroplasty system receiving very positive surgeon feedback during limited market release; remains on track for full market release in late 2023 and will expand Anika’s shoulder arthroplasty portfolio in the more than $800 million U.S. reverse shoulder market.
    Tactoset®, Anika’s regenerative solution for insufficiency fractures and hardware augmentation, received an additional 510(k) clearance for use with autologous bone marrow aspirate (BMA), a key component in regenerative healing.
  Advancing Cingal® Towards U.S. Regulatory Approval
    Actively engaging with the FDA regarding next steps for U.S. regulatory approval and exploring commercial partnerships in the U.S. and select Asian markets.
  Other Recent Activities
    Entered into Settlement Agreement with Parcus Medical unitholders subsequent to quarter end, resolving arbitration regarding the 2020 Merger Agreement between Anika and Parcus Medical.
    Entered into Cooperation Agreement with activist investor, Caligan Partners, subsequent to quarter end.
    Authorized a $20 million share repurchase program subsequent to quarter end, with the first $10 million split between an accelerated stock repurchase program and an open market program and the second $10 million through an open market program subject to the Company generating positive cash flow.
    Appointed Gary Fischetti as a new independent director to the Board of Directors in April, bringing decades of relevant experience in the medical device industry.

Fiscal 2023 Revenue Outlook
The Company continues to expect its overall revenue for fiscal year 2023 to be between $158 million and $163 million, representing growth of 1% to 4% compared to 2022, as growth in OA Pain Management and Joint Preservation and Restoration is offset by lower ancillary Non-Orthopedic revenues*.

Revenue ranges by product family are:

  OA Pain Management of $93.5-$96 million, up 2% to 4%*
  Joint Preservation and Restoration of $55.5-$58 million, up 10% to 15%
  Non-Orthopedic of approximately $9 million, down ~35%*

* Effective January 1, 2023, the Company began to report revenue from product sales to veterinary customers within the Non-Orthopedic product family whereas such revenue had been previously reported within the OA Pain Management product family. The Company’s growth outlook reflects this reclassification for both 2023 and 2022.

Conference Call Information
Anika’s management will hold a conference call and webcast to discuss its financial results and business highlights today, Tuesday, May 9, 2023, at 5:00 pm ET. The conference call can be accessed by dialing 1-888-886-7786 (toll-free domestic) or 1-416-764-8658 (international) and providing the conference ID number 53307083. A live audio webcast will be available in the Investor Relations section of Anika’s website, www.anika.com. A slide presentation with highlights from the conference call will be available in the Investor Relations section of the Anika website. A replay of the webcast will be available on Anika’s website approximately two hours after the completion of the event.

About Anika
Anika Therapeutics, Inc. (NASDAQ: ANIK), is a global joint preservation company that creates and delivers meaningful advancements in early intervention orthopedic care. Leveraging our core expertise in hyaluronic acid and implant solutions, we partner with clinicians to provide minimally invasive products that restore active living for people around the world. Our focus is on high opportunity spaces within orthopedics, including Osteoarthritis Pain Management, Regenerative Solutions, Sports Medicine and Arthrosurface Joint Solutions, and our products are efficiently delivered in key sites of care, including ambulatory surgery centers. Anika’s global operations are headquartered outside of Boston, Massachusetts. For more information about Anika, please visit www.anika.com.

ANIKA, ANIKA THERAPEUTICS, CINGAL, MONOVISC, ORTHOVISC, REVOMOTION, TACTOSET, X-TWIST, and the Anika logo are registered trademarks of Anika Therapeutics, Inc. or its subsidiaries.

Non-GAAP Financial Information
Non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Anika strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. The Company presents these non-GAAP financial measures because it uses them as supplemental measures in internally assessing the Company’s operating performance, and, in the case of Adjusted EBITDA, it is set as a key performance metric to determine executive compensation. The Company also recognizes that these non-GAAP measures are commonly used in determining business performance more broadly and believes that they are helpful to investors, securities analysts, and other interested parties as a measure of comparative operating performance from period to period.

Adjusted Gross Margin
Adjusted gross margin is defined by the Company as adjusted gross profit divided by total revenue. The Company defines adjusted gross profit as GAAP gross profit excluding amortization of certain acquired assets, the impact of inventory fair-value step up associated with our recent acquisitions and non-cash product rationalization charges.

Adjusted EBITDA
Adjusted EBITDA is defined by the Company as GAAP net income (loss) excluding depreciation and amortization, interest and other income (expense), income taxes, stock-based compensation expense, acquisition related expenses, non-cash charges related to goodwill impairment and changes in the fair value of contingent consideration associated with the Company’s recent acquisitions as a result of the COVID pandemic, and non-cash product rationalization charges.

Adjusted Net Income (Loss) and Adjusted EPS
Adjusted net income (loss) is defined by the Company as GAAP net income excluding acquisition related expenses, inclusive of the impact of purchase accounting, on a tax effected basis, and the non-cash product rationalization charges. In the context of adjusted net income (loss), the impact of purchase accounting includes amortization of inventory step up and intangible assets recorded as part of purchase accounting for acquisition transactions. The amortized assets contribute to revenue generation, and the amortization of such assets will recur in future periods until such assets are fully amortized. These assets include the estimated fair value of certain identified assets acquired in acquisitions in 2020 and beyond, including in-process research and development, developed technology, customer relationships and acquired tradenames. As a result of COVID, the Company is also specifically excluding the impacts of goodwill impairment charges and changes in the fair value of contingent consideration associated with the acquisition transactions, each on a tax effected basis. Adjusted diluted EPS is defined by the Company as GAAP diluted EPS excluding acquisition related expenses and the impact of purchase accounting, each on a tax-adjusted per share basis, and non-cash product rationalization charges. Again, the Company is also specifically excluding the impacts of goodwill impairment charges and changes in the fair value of contingent consideration associated with recent acquisition transactions, each on a tax effected basis if applicable.

A reconciliation of adjusted gross profit to gross profit (and the associated adjusted gross margin calculation), adjusted EBITDA to net income (loss), adjusted net income (loss) to net income (loss) and adjusted diluted EPS to diluted EPS, the most directly comparable financial measures calculated and presented in accordance with GAAP, is shown in the tables at the end of this release.

Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning the Company's expectations, anticipations, intentions, beliefs or strategies regarding the future which are not statements of historical fact, including the second and third sentences of Dr. Blanchard’s quote, the bullets with respect to the RevoMotion full market release and Cingal regulatory approval in the section titled Recent Business Highlights, and the statements made in the section titled Fiscal 2023 Revenue Outlook. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties, and other factors. The Company's actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to, (i) the Company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; (ii) the Company's ability to obtain pre-clinical or clinical data to support domestic and international pre-market approval applications, 510(k) applications, or new drug applications, or to timely file and receive FDA or other regulatory approvals or clearances of its products; (iii) that such approvals will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (iv) the Company's research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; (v) the cost effectiveness and efficiency of the Company's clinical studies, manufacturing operations, and production planning; (vi) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (vii) future determinations by the Company to allocate resources to products and in directions not presently contemplated; (viii) the Company's ability to successfully commercialize its products, in the U.S. and abroad; (ix) the Company's ability to provide an adequate and timely supply of its products to its customers; and (x) the Company's ability to achieve its growth targets. Additional factors and risks are described in the Company's periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC's website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

For Investor Inquiries:
Anika Therapeutics, Inc.
Mark Namaroff, 781-457-9287
Vice President, Investor Relations, ESG and Corporate Communications
investorrelations@anika.com

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2023	2022
Revenue	$37,924	$36,693
Cost of Revenue	15,081	14,889
Gross Profit	22,843	21,804

Operating expenses:
Research and development	8,400	6,157
Selling, general and administrative	26,996	19,201
Total operating expenses	35,396	25,358
Loss from operations	(12,553)	(3,554)
Interest and other income (expense), net	539	(154)
Loss before income taxes	(12,014)	(3,708)
Benefit from income taxes	(1,664)	(775)
Net loss	$(10,350)	$(2,933)

Net loss per share:
Basic	$(0.71)	$(0.20)
Diluted	$(0.71)	$(0.20)

Weighted average common shares outstanding:
Basic	14,653	14,466
Diluted	14,653	14,466

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per share data)

	March 31,	December 31,
ASSETS	2023	2022
Current assets:
Cash, cash equivalents and investments	$79,737	$86,327
Accounts receivable, net	30,629	34,627
Inventories, net	41,319	39,765
Prepaid expenses and other current assets	8,646	8,828
Total current assets	160,331	169,547
Property and equipment, net	48,803	48,279
Right-of-use assets	30,175	30,696
Other long-term assets	18,131	17,219
Deferred tax assets	1,519	1,449
Intangible assets, net	72,653	74,599
Goodwill	7,462	7,339
Total assets	$339,074	$349,128

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,948	$9,074
Accrued expenses and other current liabilities	19,745	18,840
Total current liabilities	28,693	27,914
Other long-term liabilities	399	398
Deferred tax liability	4,114	6,436
Lease liabilities	28,280	28,817

Stockholders’ equity:
Common stock, $0.01 par value	147	146
Additional paid-in-capital	83,243	81,141
Accumulated other comprehensive loss	(6,171)	(6,443)
Retained earnings	200,369	210,719
Total stockholders’ equity	277,588	285,563
Total liabilities and stockholders’ equity	$339,074	$349,128

Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(in thousands)
(unaudited)

	For the Three Months Ended March 31,
	2023	2022
Gross Profit	$22,843	$21,804
Acquisition related intangible asset amortization	1,562	1,562
Adjusted Gross Profit	$24,405	$23,366

Unadjusted Gross Margin	60%	59%
Adjusted Gross Margin	64%	64%

Reconciliation of GAAP Net Income to Adjusted EBITDA
(in thousands)
(unaudited)
	For the Three Months Ended March 31,
	2023	2022
Net loss	$(10,350)	$(2,933)
Interest and other (income) expense, net	(539)	154
Benefit from income taxes	(1,664)	(775)
Depreciation and amortization	1,764	1,830
Stock-based compensation	3,717	2,545
Arbitration settlement	3,250	-
Acquisition related intangible asset amortization	1,787	1,787
Costs of shareholder activism	831	-
Adjusted EBITDA	$(1,204)	$2,608

Reconciliation of GAAP Net Income to Adjusted Net Income
(in thousands)
(unaudited)
	For the Three Months Ended March 31,
	2023	2022
Net loss	$(10,350)	$(2,933)
Arbitration settlement, tax effected	2,776	-
Acquisition related intangible asset amortization, tax effected	1,526	1,345
Costs of shareholder activism, tax effected	710	-
Adjusted net loss	$(5,338)	$(1,588)

Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
(per share data)
(unaudited)
	For the Three Months Ended March 31,
	2023	2022
Diluted loss per share	$(0.71)	$(0.20)
Arbitration settlement, tax effected	0.19	-
Acquisition related intangible asset amortization, tax effected	0.11	0.09
Costs of shareholder activism, tax effected	0.05	-
Adjusted diluted loss per share	$(0.36)	$(0.11)

Anika Therapeutics, Inc. and Subsidiaries
Revenue by Product Family
(in thousands, except percentages)
(unaudited)

	For the Three Months Ended March 31,
	2023	2022	$ change	% change
OA Pain Management	$22,633	$20,964	$1,669	8%
Joint Preservation and Restoration	13,453	12,139	1,314	11%
Non-Orthopedic	1,838	3,590	(1,752)	-49%
Revenue	$37,924	$36,693	$1,231	3%

Note: Effective January 1, 2023, the Company began to report revenue from product sales to veterinary customers within the Non-Orthopedic product family whereas such revenue had been previously reported within the OA Pain Management product family. Revenue from product sales to veterinary customers amounted to $0.5 million and $1.8 million for the three months ended March 31, 2023 and 2022, respectively, and is reflected within Non-Orthopedic for all periods presented.